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                                                                     EXHIBIT 5.1

                  [Letterhead of Vinson & Elkins appears here]

                                August 10, 2000

Spinnaker Exploration Company
1200 Smith Street, Suite 800
Houston, Texas 77002

Ladies and Gentlemen:

  We have acted as counsel for Spinnaker Exploration Company, a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company of up to 5,600,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company.

  In connection with the foregoing, we have examined or are familiar with the Certificate of Incorporation and the Bylaws of the Company (and any amendments thereto), the corporate proceedings with respect to the registration of the Shares, and the Registration Statement on Form S-1 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

  Based upon the foregoing, we are of the opinion that the Shares proposed to be issued and sold by the Company and, upon issuance and delivery thereof as set forth in the Registration Statement, will have been validly authorized for issuance and will be validly issued, fully paid and nonassessable.

  The foregoing opinion is limited to the laws of the Constitution of the State of Delaware and the General Corporation Law of the State of Delaware, as interpreted by the courts of the State of Delaware.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.



                         Sincerely,



                         Vinson & Elkins L.L.P.